Exhibit10.5

Exhibit 10.5 Note Amendment with the Senior Lender.

Sasaima Holdings SA
APDO 0832-2745
World Trade Center
Panama City
Republic of Panama
Octus Inc.
719 Second St, Unit 9
Davis CA 95616

Dear Sirs,

By this letter we hereby wish to notify you that the promissory note issued by Octus to Grupo Dynastia SA has been acquired by Sasaima Holdings, a copy of the sales and transfer agreement is attached hereto.

We hereby agree to adjust the terms of those convertible promissory notes issued on September 30th, 2007 by Octus Inc, a Nevada corporation to Grupo Dynastia SA, a Panamanian Corporation with the face amount of $306,456 and that convertible promissory note with the face amount of $113,747 issued to Sasaima Holdings SA, a Panamanian Corporation and transferred to Grupo Dynastia (together the “notes”)  to reflect that the option to call the notes on 90 days notice is hereby removed provided the payment schedule attached hereto as Exhibit “A” and made a part of this agreement is initiated and kept current.

Should there be an uncured default for longer than 90 days from notice to the company all monies due, including principal and interest will become due and payable.  Further Octus agrees that a UCC-1 security instrument will be filed as a blanket lien on the general assets of the company.  The notes will not be subordinated to any other non-trade debts without specific written consent from Sasaima.

Further by this letter it is agreed that the Interest rate as reflected in the Promissory Notes was intended to be Eight Percent (8%) per year, compounded monthly versus the originally stated amount of Eight Percent (8%) per month, which was a typographical error.

All other terms and conditions of the original promissory note are to remain as first written and agreed to.

Executed this 31st day of March, 2009.

/s/ Digna Perez Martinez
Digna Perez Martinez, President Sasaima Holdings, S.A.

Agreed to this 31st day of March 2009.

/s/ Christian Soderquist
Christian Soderquist, President & CEO Octus Inc.

SALE AND TRANSFER AGREEMENT

On this 31st day of March, 2009 Grupo Dynastia S.A. (“Grupo”)  for value received does hereby sell and transfer to  Sasaima Holdings S.A. (“Sasaima”) all rights and interests to that convertible promissory note (“Note”) issued by Octus Inc, a Nevada corporation to Sasaima Holdings SA, a Panamanian Corporation for the face amount of $306,456 on September 30th, 2007 along with all rights and interest due.

Grupo agrees to execute any further documents as may be reasonably requested by Sasaima to consummate the transfer of the Note to Sasaima and by this Sales and Transfer Agreement hereby requests Octus Energy Inc. to transfer the Note as Sasaima may request without further notice to Grupo.

Agreed to this 31st day of March 2009.

/s/ Digna Perez Martinez
Digna Perez Martinez, President Sasaima Holdings, S.A.

/s/ Josie Ben Rubi
Josie Ben Rubi, President Grupo Dynastia S.A.

OCTuS Inc.
Schedule of Payments
Promissory Note due to Sasaima Holdings S.A.
Exhibit "A"

Principle	460,000
Interest	8%

Proposed Payments:
Month	Payment
1-5	-
6-12	$ 5,000
13-24	$ 7,500
25-60	$ 12,500

Month	Principle	Interest	Payment	Balance
1	460,000	3,066.67		463,066.67
2	463,067	3,087.11		466,153.78
3	466,154	3,107.69		469,261.47
4	469,261	3,128.41		472,389.88
5	472,390	3,149.27		475,539.15
6	475,539	3,170.26	5,000.00	473,709.41
7	473,709	3,158.06	5,000.00	471,867.47
8	471,867	3,145.78	5,000.00	470,013.25
9	470,013	3,133.42	5,000.00	468,146.67
10	468,147	3,120.98	5,000.00	466,267.65
11	466,268	3,108.45	5,000.00	464,376.10
12	464,376	3,095.84	5,000.00	462,471.94
13	462,472	3,083.15	7,500.00	458,055.09
14	458,055	3,053.70	7,500.00	453,608.79
15	453,609	3,024.06	7,500.00	449,132.85
16	449,133	2,994.22	7,500.00	444,627.07
17	444,627	2,964.18	7,500.00	440,091.25
18	440,091	2,933.94	7,500.00	435,525.19
19	435,525	2,903.50	7,500.00	430,928.69
20	430,929	2,872.86	7,500.00	426,301.55
21	426,302	2,842.01	7,500.00	421,643.56
22	421,644	2,810.96	7,500.00	416,954.52
23	416,955	2,779.70	7,500.00	412,234.21
24	412,234	2,748.23	7,500.00	407,482.44
25	407,482	2,716.55	12,500.00	397,698.99
26	397,699	2,651.33	12,500.00	387,850.32
27	387,850	2,585.67	12,500.00	377,935.99
28	377,936	2,519.57	12,500.00	367,955.56
29	367,956	2,453.04	12,500.00	357,908.60
30	357,909	2,386.06	12,500.00	347,794.65
31	347,795	2,318.63	12,500.00	337,613.28
32	337,613	2,250.76	12,500.00	327,364.04
33	327,364	2,182.43	12,500.00	317,046.47
34	317,046	2,113.64	12,500.00	306,660.11
35	306,660	2,044.40	12,500.00	296,204.51
36	296,205	1,974.70	12,500.00	285,679.21
37	285,679	1,904.53	12,500.00	275,083.74
38	275,084	1,833.89	12,500.00	264,417.63
(continued on following page)

(continued from previous page)
39	264,418	1,762.78	12,500.00	253,680.41
40	253,680	1,691.20	12,500.00	242,871.61
41	242,872	1,619.14	12,500.00	231,990.76
42	231,991	1,546.61	12,500.00	221,037.36
43	221,037	1,473.58	12,500.00	210,010.95
44	210,011	1,400.07	12,500.00	198,911.02
45	198,911	1,326.07	12,500.00	187,737.09
46	187,737	1,251.58	12,500.00	176,488.67
47	176,489	1,176.59	12,500.00	165,165.26
48	165,165	1,101.10	12,500.00	153,766.37
49	153,766	1,025.11	12,500.00	142,291.47
50	142,291	948.61	12,500.00	130,740.08
51	130,740	871.60	12,500.00	119,111.69
52	119,112	794.08	12,500.00	107,405.76
53	107,406	716.04	12,500.00	95,621.80
54	95,622	637.48	12,500.00	83,759.28
55	83,759	558.40	12,500.00	71,817.68
56	71,818	478.78	12,500.00	59,796.46
57	59,796	398.64	12,500.00	47,695.10
58	47,695	317.97	12,500.00	35,513.07
59	35,513	236.75	12,500.00	23,249.82
60	23,250	155.00	23,404.82	-

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